UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 22, 2005

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

MeadWestvaco Corporation (“MeadWestvaco” or “Seller”) has entered into a First Amendment, dated as of April 22, 2005 (the “Amendment”) to the Equity and Asset Purchase Agreement dated as of January 14, 2005 (the “Agreement”) with Escanaba Timber LLC (formerly known as Maple Acquisition LLC) (“Escanaba Timber” or “Purchaser”), a Delaware limited liability company. Other than in respect of the Agreement and the Amendment entered into in connection therewith, there are no material relationships between MeadWestvaco and its affiliates, on the one hand, and Escanaba Timber and its respective affiliates, on the other hand.

As described in a Current Report on Form 8-K filed on January 21, 2005, the Agreement provides for the sale by Seller, through a combination of asset and stock transfers, of its printing and writing papers businesses (the “Business”), which consists primarily of mills located in Chillicothe, Ohio; Escanaba, Michigan; Luke, Maryland; Rumford, Maine; and Wickliffe, Kentucky, and approximately 900,000 acres of forestlands in Illinois, Kentucky, Michigan, Missouri, Ohio and Tennessee, which provide wood to these mills (the “Forestlands”), to Purchaser.

Pursuant to the Amendment, among other things, at the closing, the consideration paid by the Purchaser shall be paid as follows: (a) $2.2 billion (subject to certain adjustments) shall be paid by wire transfer of immediately available funds in U.S. Dollars to an account or accounts designated by Seller, (b) Seller shall receive $100 million in aggregate principal amount of senior unsecured payable-in-kind promissory notes (the “Holdco Notes”) of NewPage Holding Corporation, a Delaware corporation and a wholly-owned Subsidiary of Purchaser, and (c) the Final Closing Date Working Capital will be adjusted in a manner that will reduce the proceeds received by Seller by $30 million. The Holdco Notes are floating rate notes that will bear interest at a rate of six-month LIBOR plus 700 basis points, which interest shall be payable in kind until maturity (8.5 years from the date of issuance) and shall compound semi-annually.

The Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 First Amendment to Equity and Asset Purchase Agreement dated as of April 22, 2005 by and between Escanaba Timber LLC, a Delaware limited liability company, and MeadWestvaco Corporation, a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ ROBERT E. BIRKENHOLZ
Robert E. Birkenholz Treasurer

Date: April 26, 2005

MEADWESTVACO CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit 99.1	First Amendment to Equity and Asset Purchase Agreement dated as of April 22, 2005 by and between Escanaba Timber LLC, a Delaware limited liability company, and MeadWestvaco Corporation, a Delaware corporation.